Exhibit 4.2

EXTENSION AGREEMENT

This Agreement made as of this       th day of March, 2010 between Callisto Pharmaceuticals, Inc., a Delaware corporation (the “Company”) having a principal place of business at 420 Lexington Avenue, Suite 1609, New York, New York 10170, and the holders of the Company’s outstanding 6% Secured Promissory Notes due April 15, 2010 (the “Notes”) that has executed this Agreement on Schedule I hereto.  Each such holder is referred to herein as the “Lender” and., collectively the “Lenders.”

WHEREAS, the Company issued and the Lenders purchased $603,163.02 of the principal of the Notes;

WHEREAS, the Notes are due April 15, 2010,

WHEREAS, the Company has requested that the Lenders approve an amendment to the Notes extending the due date to April 30, 2011 in order, among other things, facilitate the audit of the financial statements of the Company as of and for the year ended December 31, 2009; and

WHEREAS, each Lender signing this Agreement deems it in its best interest to enter into this Agreement extending the due date of the Notes upon the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the terms, conditions and agreements contained in this Agreement, the parties agree as follows:

1.                                      EXTENSION, FORBEARANCE AND WAIVER.

(a)                                 Extension.  The Lender hereby agrees to amend the Notes to extend the “Maturity Date” defined in the Notes to April 30, 2011 (the “Extension”).  Such amendment will be effective upon the execution of this Agreement by the holders of $422,215 of the principal amount of the Notes.

(b)                                 Waiver.  The Lender agrees to waive any and all prior defaults on the Notes.

2.                                      ISSUANCE OF SECURITIES.

(a)                                 In exchange for the Extension, the Company agrees to issue that number of restricted shares of the Company’s common stock (“Shares”) to each Lender determined by multiplying the principal and interest of the Note due to each Lender as of  March 31, 2010 by 0.15 and dividing the result by $0.3770 (the average closing price for Shares reported by OTCBB for the 20 consecutive trading days ending March 8, 2010).

In order to receive the Shares, the Lender must surrender the original Note to the Company so that the Company can endorse the Note with the amended due date.  The Company agrees to issue certificates representing the Shares and a return the endorsed Note within five business days after receiving the Notes, properly endorsed for transfer to the Company.

(b)                                 Certificates, representing the Shares, in due and proper form, representing the shares will be registered in the name of the Lender and bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT”.

3.                                      LENDER’S REPRESENTATIONS AND WARRANTIES.

The Lender hereby acknowledges, represents and warrants to, and agrees with, the  Company as follows:

(a)                                 The Lender has the authority and power, corporate and otherwise, is acquiring the shares for his own account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such shares.

(b)                                 The Lender acknowledges its understanding that the exchange of Shares for an extension of Notes is intended to be exempt from  registration under the Act by virtue of Sections 3(a)(10) and 4(2) of the Securities Act of 1933, as amended (the “Act”) and the provisions of Regulation D thereunder.

(c)                                  The Lender has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and personal contingencies and  has no need for liquidity with respect to his investment in the Company.

(d)                                 The Lender is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act (17 C.F.R. 230.501(a)).

(e)                                  The Lender has made an independent investigation of the Company’s business.

(f)                                   The Lender represents, warrants and agrees that it will not sell or otherwise transfer the Shares unless registered under the Act or in reliance upon an exemption  therefrom, and fully understands and agrees that he must bear the economic risk of accepting Shares in pursuant to this Agreement for an indefinite period of time because, among other reasons, the shares or underlying securities have not been registered under the Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws  of such states or an exemption from such registration is available.  The Lender further understands that sales or transfers of the Securities or shares of Common Stock underlying the Warrants are restricted by the provisions of state securities laws.

(g)                                  The foregoing representations, warranties and agreements shall survive the delivery of the shares under the Agreement.

4.                                      COMPANY REPRESENTATIONS AND WARRANTIES.

The Company hereby acknowledges, represents and warrants to, and agrees with the Lenders as follows:

(a)                                 The Company has been duly organized, validly exists and is in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.

(b)                                 Subject to the performance by the Lender of its obligations under this Agreement and the accuracy of the representations and warranties of the Lender, the offering and sale of the shares will be exempt from the registration requirements of the Act.

(c)                                  The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement in accordance with the terms of this Agreement.

(d)                                 The foregoing representations, warranties and agreements shall survive the Closing.

5.                                      OBLIGATION IRREVOCABLY AND SEVERAL.

                                                The Lenders’ obligations under this Agreement are several and not joint and will be effective and irrevocable upon the receipt of an executed counterpart of this Agreement signed by each Lender.

6.                                      MISCELLANEOUS.

(a)                                 Modification.       Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or  termination is sought.

(b)                                 Notices.   Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone  interested hereunder shall be sufficiently given if (a) deposited, postage  prepaid, in a United States mail letter box, registered or certified mail,  return receipt requested, addressed to such address as may be given herein, or  (b) delivered personally at such address.

(c)                                  Counterparts.       This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and  each of such counterparts shall, for all purposes, constitute one agreement  binding on all the parties, notwithstanding that all parties are not signatories  to the same counterpart.

(d)                                 Binding Effect.   Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the  parties and their heirs, executors, administrators, successors, legal representatives and assigns.  If the undersigned is more than one person, the obligation of the Investor shall be joint and several, and the agreements,  representations, warranties and acknowledgments herein contained shall be deemed  to be made by and be binding upon each such person and his heirs, executors,  administrators and successors.

(e)                                  Entire Agreement.   This instrument contains the entire agreement of the parties, and there are no representations, covenants or other  agreements except as stated or referred to herein.

(f)                                   Applicable Law.   This Agreement shall be governed and construed under the laws of the State of New York.

IN WITNESS WHEREOF, the Company and Lenders have caused this Agreement to be executed and delivered by their respective officers, thereunto duly authorized.

CALLISTO PHARMACEUTICALS, INC.

By:
Gary S. Jacob, CEO

[LENDER SIGNATURE PAGES FOLLOW]

SCHEDULE I

EXTENSION AGREEMENT

IN WITNESS WHEREOF, the undersigned holder of the Company’s 6% Convertible Subordinated Notes due April 15, 2010 has caused this Agreement to be duly executed this        day of March,  2010.

Original Principal

Amount of Note: $

Print Name:

Signature:

Title (if applicable):

Dated:	, 2010	Telephone No.:

THE OFFER IS SUBJECTED TO ACCEPTANCE BY THE COMPANY, AS EVIDENCED BY ITS EXECUTION OF A COUNTERPART SIGNATURE PAGE. THE OFFER MAY BE MODIFIED OR WITHDRAWN AT THE COMPANY’S SOLE DISCRETION.